As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ESGL Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Tuas South Avenue 2

Singapore 637226

+65 6653 2299

(Address of principal executive offices, including zip code)

ESGL Holdings Limited Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David J. Levine

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000 – Telephone

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers 1,201,821 ordinary shares, $0.0001 par value per share, of ESGL Holdings Limited, a Cayman Islands exempted company (the “Registrant”), that may be issued under the ESGL Holdings Limited Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8. The documents containing information specified in Part I have been or will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed on May 16, 2024;

2.	The Registrant’s Report on Form 6-K filed on September 23, 2024;

3.	The Registrant’s Report on Form 6-K filed on January 15, 2025;

4.	The Registrant’s Report on Form 6-K filed on January 22, 2025;

5.	The Registrant’s Report on Form 6-K/A filed on January 23, 2025;

6.	The Registrant’s Report on Form 6-K filed on February 7, 2025; and

7.	The description of the Registrant’s Ordinary Shares contained in the Company’s Registration Statement on Form F-1 (File No. 333-283527) filed with the Commission on November 29, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, the Registrant entered into indemnification agreements with its directors and executive officers that provide such persons with additional indemnification beyond that provided in the Registrant’s Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association of ESGL (incorporated by reference to Exhibit 3.1 of Form F-1 filed by ESGL with the SEC on April 12, 2024).
5.1*	Opinion of Maples and Calder (Cayman) LLP.
23.1*	Consent of Assentsure PAC.
23.2*	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation.
23.3*	Consent of Maples and Calder (Cayman) LLP (contained in Exhibit 5.1).
24*	Power of Attorney (included on signature page hereof).
99.1	ESGL Holdings Limited Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of Form 6-K filed by ESGL with the SEC on January 15, 2024).
107*	Filing Fee Table.

* Filed herewith.

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ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on February 10, 2025.

ESGL Holdings Limited

By:	/s/ Quek Leng Chuang
Name:	Quek Leng Chuang
Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Quek Leng Chuang and Ho Shian Ching as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Quek Leng Chuang	Chief Executive Officer and Chairman of	February 10, 2025
Quek Leng Chuang	the Board (Principal Executive Officer)

/s/ Ho Shian Ching	Chief Financial Officer (Principal Financial	February 10, 2025
Ho Shian Ching	and Accounting Officer)

/s/ Law Beng Hui	Chief Growth and Sustainability Officer and	February 10, 2025
Law Beng Hui	Director

/s/ Anita Pushparani Dorett	Director	February 10, 2025
Anita Pushparani Dorett

/s/ Lim Boon Yew Gary	Director	February 10, 2025
Lim Boon Yew Gary

/s/ Yap Chin Yee Richard	Director	February 10, 2025
Yap Chin Yee Richard

/s/ Ernest Fong	Director	February 10, 2025
Ernest Fong

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AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of ESGL Holdings Limited, has signed this registration statement in Newark, Delaware on February 10, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director